EXHIBIT 10.22

      IN THE CIRCUIT COURT, TWENTIETH JUDICIAL CIRCUIT, LEE COUNTY, FLORIDA

                            CASE NO. 02-10137-CA-JSC

                                    DIVISION:

WACHOVIA BANK, NATIONAL             )
ASSOCIATION, successor by merger
to First Union National Bank,       )

                                    )
                  Plaintiff,
                                    )
v.
                                    )
NEOMEDIA TECHNOLOGIES, INC.,
a Florida corporation,              )

                                    )
                  Defendant.
                                    )


                              SETTLEMENT AGREEMENT


         WHEREAS, Wachovia Bank, National Association ("Wachovia"), has brought this action against Neomedia Technologies, Inc. ("Neomedia") for breach of the Lease and for eviction from the Leased Premises; and

         WHEREAS, Neomedia acknowledges that it (i) is in default of the Lease for failure to pay the rent due under the Lease and currently owes Wachovia $275,455.06 in past due rent as of October 2002, and (ii) is liable for amounts of future rent due under the Lease; and

         WHEREAS, under the Lease, Neomedia currently occupies and possesses both Suite 600 and Suite 402, 2201 2nd Avenue, Ft. Myers, Florida, and Neomedia desires to consolidate its operations in Suite 402 and move out of Suite 600; and




                                    10.22-1

         WHEREAS, Neomedia desires to continue to pay a fair amount of monthly rent to continue in possession of Suite 402 and pay Wachovia all past due amounts of rent under the Lease; and

         WHEREAS, Neomedia admits each of the allegations of the complaint, which is incorporated by reference into this Agreement;

         NOW THEREFORE,

         On this day of October, 2002, Wachovia and Neomedia agree to settle this action on the following terms:

         1. By November 4, 2002, Neomedia will vacate Suite 600 and surrender possession of Suite 600 to Wachovia. Neomedia will remain in possession of Suite 402 and consolidate its business operations there. Wachovia will allow Neomedia limited access to Suite 600 until the end of business day on November 11, 2002 for the purpose of switching its phone systems from Suite 600 to Suite 402.

         2. Beginning on November 1, 2002, Neomedia will make the monthly rent payments outlined in the Rent Schedule attached as Exhibit A to Wachovia Corporation, P.O. Box 601317, Charlotte, North Carolina 28260-1317. Rent payments are due on the first day of each month and must be made no later than the fifteenth day of each month. As long as Neomedia complies with the Rent Schedule, the Rent Schedule modifies any prior rent schedules set forth in the Lease. Time is of the essence for all rent payments.

         3. If Neomedia fulfills each of the requirements of paragraphs 1 and 2, Wachovia will voluntarily dismiss its complaint against Neomedia with prejudice.

         4. If Neomedia does not fulfill the requirements of paragraphs 1 and 2 above,

               a. Neomedia consents to the Court's entry of a judgment for damages in the amounts due under the Lease, minus any amounts paid pursuant to paragraphs 1 and 2, above. A copy of the


                                    10.22-2
                  agreed Final Judgment for Money Damages is attached as Exhibit
                  B. The only issue for the Court's determination upon a hearing for entry of the agreed Final Judgment for Money Damages is whether and to what extent Neomedia fulfilled the requirements of paragraphs 1 and 2 of this Agreement. The Court may decide this issue based on an affidavit from Wachovia. Wachovia will serve a copy of the affidavit and a notice of hearing on Neomedia's counsel three (3) business days prior to the hearing.

               b. Wachovia is entitled to an immediate writ of possession in the form attached as Exhibit C.

               c. Neomedia will pay all of Wachovia's attorneys' fees and costs incurred in enforcing the provisions of the Lease and of this Settlement Agreement. As of October 22, 2002 Wachovia has incurred fees and costs of approximately $3,500.00 and anticipates it will incur additional attorneys' fees if Neomedia breaches the Settlement Agreement.

         5. This Settlement Agreement constitutes the full and complete agreement of the parties, and no waiver or modification of any terms or conditions of this Agreement shall be valid unless in writing and executed by each of the parties. 6. To the extent this Settlement Agreement does not modify the Lease, the Lease provisions remain in full force and effect. 7. There are no oral agreements or understandings which vary the terms or meaning of this Settlement Agreement. 8. The parties have consulted their own counsel about this Agreement.


                                    10.22-3

NEOMEDIA TECHNOLOGIES, INC.         SMITH HULSEY & BUSEY



By /s/ David Dodge                           By /s/ Matthew P. McLauchlin
   ----------------------------------           -------------------------
       David Dodge                                  James A. Bolling
       Its Vice President, Chief                    Matthew P. McLauchlin
       Financial Officer, and
       Controller
                                        Florida Bar Number 484180
                                        1800 First Union Bank Tower
                                        225 Water Street
                                        Jacksonville, Florida 32202
                                        (904) 359-7700
                                        (904) 359-7920 (facsimile)

                                        Attorneys for Wachovia Bank, N.A.



                                    10.22-4

                       EXHIBIT A - RENT SCHEDULE


                      PAST DUE             CURRENT            TOTAL

                      PORTION              RENT               PAYMENT

November 2002            $ 3030.43         $ 6,969.57           $ 10,000.00

December 2002              3030.43           6,969.57             10,000.00

January 2003               3030.43           6,969.57             10,000.00

February 2003            22,196.98           7,245.93             29,442.91

March 2003               22,196.98           7,245.93             29,442.91

April 2003               22,196.98           7,245.93             29,442.91

May 2003                 22,196.98           7,245.93             29,442.91

June 2003                22,196.98           7,245.93             29,442.91

July 2003                22,196.98           7,245.93             29,442.91

August 2003              22,196.98           7,245.93             29,442.91

September 2003           22,196.98           7,245.93             29,442.91

October 2003             22,196.98           7,245.93             29,442.91

November 2003            22,196.98           7,245.93             29,442.91

December 2003            22,196.98           7,245.93             29,442.91

January 2004             22,196.98           7,245.93             29,442.92

         Total         $275,455.06        $107,859.87           $383,314.93


Past due amounts as of October 1, 2002: $275,455.06, i.e. ($252,223.17 through September, 2002 plus $23,231.89 for October rent).

                                    10.22-5

                                    EXHIBIT B

                                    IN THE CIRCUIT COURT, TWENTIETH
                                    JUDICIAL CIRCUIT, LEE COUNTY, FLORIDA

                                    CASE NO. 02-10137-CA-JSC

                                    DIVISION:

WACHOVIA BANK, NATIONAL             )
ASSOCIATION, successor by merger
to First Union National Bank,       )

                                    )
                  Plaintiff,
                                    )
v.
                                    )
NEOMEDIA TECHNOLOGIES, INC.,
a Florida corporation,              )

                                    )
                  Defendant.
                                    )


                        FINAL JUDGMENT FOR MONEY DAMAGES

         This proceeding is before the Court upon the motion of plaintiff Wachovia Bank, National Association ("Wachovia"), for the entry of a final judgment. Upon due consideration of the motion, Wachovia's affidavit, and the parties' settlement agreement, it is:

         ORDERED AND ADJUDGED that plaintiff Wachovia recover from defendant Neomedia Technologies, Inc. the sum of $_________, which represents the amounts due under the Lease, minus the $__________ in payments defendant made pursuant to the parties' Settlement Agreement, that shall bear interest from year to year at the annual rate provided by law, for all of which let execution issue.





                                    10.22-6

         DONE AND ORDERED in Chambers at Ft. Myers, Lee County, Florida this
_____ day of                    , 2002.



                                             Circuit Judge



Copies to:

Neomedia Technologies, Inc.
2201 2nd Avenue
Suite 402
Ft. Myers, Florida  33901-3086

Wachovia Bank, National Association
c/o Jones Lang LaSalle
4299 N.W. 36th Street, Suite 210
Miami, Florida  33166

Matthew P. McLauchlin, Esq.
Smith Hulsey & Busey
P.O. Box 53315
Jacksonville, Florida  32201-3315









                                    10.22-7